Exhibit 3.3

Constitution

of

ANZ Capel Court Limited

ACN 004 768 807

Constitution adopted by the Company
by resolution dated:
5 April , 2004

Company Secretary’s Office
Level 6, 100 Queen Street
Melbourne  Victoria

Telephone: 9273 6141	Facsimile: 9273 6142

CONTENTS

1.	PRELIMINARY

	1.1	Replaceable rules
	1.2	Definitions
	1.3	Interpretation of this document

2.	DIRECTORS

	2.1	Number of Directors
	2.2	Appointment and removal of Directors
	2.3	No share qualification
	2.4	Cessation of Director’s appointment
	2.5	Too few Directors

3.	ALTERNATES

	3.1	Appointment and removal of Alternate
	3.2	Obligations and entitlements of Alternates

4.	POWERS OF THE BOARD

	4.1	Powers generally
	4.2	Exercise of powers
	4.3	Directions of Ultimate Holding Company
	4.4	Acting in interests of holding company
	4.5	Australian Prudential Regulation Authority

5.	EXECUTING NEGOTIABLE INSTRUMENTS

	5.1	Board’s powers
	5.2	Delegation of powers

6.	MANAGING DIRECTOR

	6.1	Appointment and power of Managing Director
	6.2	Termination of appointment of Managing Director

7.	DELEGATION OF BOARD POWERS

	7.1	Delegation to committee or attorney
	7.2	Terms of delegation
	7.3	Powers of attorney
	7.4	Proceedings of committees

8.	DIRECTOR’S DUTIES AND INTERESTS

	8.1	Compliance with Law
	8.2	Scope of Directors’ duties
	8.3	Declaration of interests
	8.4	Director interested in a matter
	8.5	Agreements with third parties

9.	DIRECTORS’ REMUNERATION

i

	9.1	Directors’ remuneration
	9.2	Expenses of Directors

10.	OFFICERS’ INDEMNITY AND INSURANCE

	10.1	Indemnity
	10.2	Insurance
	10.3	Former officers

11.	BOARD MEETINGS

	11.1	Convening Board meetings
	11.2	Use of technology
	11.3	Quorum
	11.4	Majority decisions
	11.5	Written resolutions
	11.6	Additional provisions about written resolutions
	11.7	Valid proceedings
	11.8	Single Director Company

12.	MEETINGS OF MEMBERS

	12.1	Annual general meeting
	12.2	Calling meetings of members
	12.3	Notice of meeting
	12.4	Short notice
	12.5	Member present at meeting
	12.6	Proxies and attorneys
	12.7	Quorum
	12.8	Method of voting

13.	RESOLUTIONS WITHOUT MEETINGS

	13.1	Written resolutions
	13.2	Signature of resolutions

14.	SECRETARY

15.	MINUTES

	15.1	Minutes to be kept

16.	COMPANY SEALS

	16.1	Common seal
	16.2	Use of seals
	16.3	Fixing seals to documents

17.	ACCOUNTS AND AUDIT

	17.1	Company to keep accounts
	17.2	Financial reporting
	17.3	Audit

18.	SHARES

	18.1	Issue at discretion of Board

ii

	18.2	Preference and redeemable preference shares

19.	CERTIFICATES

20.	PARTLY PAID SHARES

	20.1	Fixed instalments
	20.2	Classes of shares
	20.3	Forfeiture
	20.4	Disposal and re-issue of forfeited shares

21.	DIVIDENDS

	21.1	Accumulation of reserves
	21.2	Dividends must be paid out of profits
	21.3	Payment of dividends
	21.4	Amount of dividend
	21.5	Dividends in kind

22.	TRANSFER OF SHARES

	22.1	Instrument of transfer
	22.2	Refusal to register transfer
	22.3	Transferor remains holder until transfer registered

23.	SHARE CAPITAL

	23.1	Capitalisation of profits
	23.2	Conversion of shares
	23.3	Reduction of capital
	23.4	Variation of rights

24.	WINDING UP

	24.1	Entitlement of members
	24.2	Distribution of assets generally
	24.3	No distribution of liabilities
	24.4	Distribution not in accordance with legal rights

25.	NOTICES

	25.1	Notices by Company
	25.2	Business days

iii

CONSTITUTION OF ANZ CAPEL COURT LIMITED

ACN 004 768 807

1.                                       PRELIMINARY

1.1                                 Replaceable rules

The replaceable rules referred to in the Law do not apply to the Company and are replaced by the rules set out in this document.

1.2                                 Definitions

The following definitions apply in this document.

“Alternate” means an alternate Director appointed under rule 3.1.

“Appointor” in relation to an Alternate, means the Director who appoints that Alternate.

“Board” means the Directors acting collectively under this document.

“Company” means the company named at the beginning of this document whatever its name is for the time being.

“Director” means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

“dividend” includes a bonus.

“Executive Director” means a Director who is an employee of the Company or who acts in an executive capacity for the Company under a contract for services and includes a Managing Director.

“Law” means the Corporations Act 2001.

“Listed Corporation” means a corporation that is admitted to the official list of Australian Stock Exchange Limited.

“Listing Rules” means the listing rules of Australian Stock Exchange Limited, as they apply for the time being to the Ultimate Holding Company, as waived or modified in respect of that company in any particular case.

“Managing Director” means a managing director appointed under rule 6.1.

“member” means a person whose name is entered in the Register as the holder of a share.

“ordinary resolution” means a resolution of members other than a special resolution.

“Register” means the register of members kept as required by the Law.

“Secretary” means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

“special resolution” has the meaning given by the Law.

“Ultimate Holding Company” means the ultimate holding company of the Company within the meaning of the Law.

1.3                                 Interpretation of this document

Headings and marginal notes are for convenience only, and do not affect interpretation.  The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)                                  A reference to:

(i)                                     legislation (including subordinate legislation) is to that legislation as:

(A)                              amended, modified or waived in relation to the Company;

(B)                                re-enacted or replaced,

and includes any subordinate legislation issued under it;

(ii)                                  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)                               a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)                              anything (including a right, obligation or concept) includes each part of it.

(b)                                 A singular word includes the plural, and vice versa.

(c)                                  A word which suggests one gender includes the other genders.

(d)                                 If a word is defined, another part of speech has a corresponding meaning.

(e)                                  If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)                                    The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)                                 A reference to something being “written” or “in writing” or “printed” includes that thing being:

(i)                                     represented or reproduced in any mode in a visible form (including electronically); or

(ii)                                  communicated in any other manner approved by the Board from time to time.

(h)                                 Where:

(i)                                     an expression in a rule deals with a matter which is dealt with by a provision of the Law, that expression has the same meaning in this document as in that provision; and

(ii)                                  subject to paragraph (i), an expression in a rule that is defined in section 9 of the Law has the same meaning in this document as in that section.

(i)                                     A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Law.

2.                                       DIRECTORS

2.1                                 Number of Directors

The Board may decide the number of Directors (not counting Alternates) not exceeding 6 or any other number the Ultimate Holding Company determines.  The Company must have at least three Directors (not counting Alternates).

2.2                                 Appointment and removal of Directors

(a)                                  Subject to the Law, this document and to the maximum number of Directors for the time being fixed under rule 2.1 not being exceeded, the Board may appoint a person to be a Director either to fill a casual vacancy or as an addition to the Board provided that the Ultimate Holding Company (acting by its Chief Financial Officer or other duly appointed agent) has first approved the appointment of that person as a Director.

(b)                                 By notice to the Company, the members may:

(i)                                     subject to the maximum number of Directors for the time being fixed under rule 2.1 not being exceeded, appoint a person to be a Director either to fill a casual vacancy or as an addition to the Board; and

(ii)                                  remove a Director from office, whether or not that Director’s appointment was expressed to be for a specified period.

For the purposes of this rule 2.2(b), an appointment or removal may be effected by a notice in writing given to the Company signed by:

(iii)                               the holders of not less than a majority of the ordinary shares; or

(iv)                              the Ultimate Holding Company (in which case the notice is taken to have been given by the holders of not less than a majority of the ordinary shares).

2.3                                 No share qualification

A Director need not be a member of the Company.

2.4                                 Cessation of Director’s appointment

The office of a Director automatically becomes vacant if the person who holds the office:

(a)                                  becomes an insolvent under administration;

(b)                                 is not permitted by the Law (or an order made under the Law) to be a director or vacates office by force of the Law;

(c)                                  becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)                                 (where Board meetings are held at least monthly) fails to attend Board meetings (either personally or by Alternate) for a continuous period of 3 months without leave of absence from the Board;

(e)                                  resigns by notice in writing to the Company; or

(f)                                    is removed from office under rule 2.2,

or if the person was appointed to the office for a specified period and that period expires.

2.5                                 Too few Directors

If the number of Directors is reduced below the minimum required by rule 2.1, the continuing Directors may only act as the Board:

(a)                                  to appoint Directors up to that minimum number;

(b)                                 to convene a meeting of members; or

(c)                                  in an emergency (in the reasonable opinion of the continuing Directors).

3.                                       ALTERNATES

3.1                                 Appointment and removal of Alternate

A Director (other than an Alternate):

(a)                                  may appoint a person approved by the Ultimate Holding Company to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or a meeting of any committee of the Board or act as a Director;

(b)                                 may revoke the appointment whether or not that appointment is for a specified period; and

(c)                                  shall revoke the appointment if requested to do so by the Ultimate Holding Company.

An appointment or revocation of an appointment of any Alternate must be made in writing.  The appointment or revocation is not effective until a copy is provided to the Company.

Any appointment of an Alternate made by the Appointor immediately ceases if:

(d)                                the Appointor ceases to be a Director; or

(e)                                 an event occurs which would cause the Alternate to vacate office under rule 2.4 if the Alternate were a Director.

3.2                                 Obligations and entitlements of Alternates

An Alternate:

(a)                                  may attend and vote in place of the Appointor at a Board meeting (including a Board committee meeting) at which the Appointor is not present;

(b)                                 if also a Director, has a separate right to vote as Alternate;

(c)                                  if Alternate for more than 1 Appointor, has a separate right to vote in place of each Appointor;

(d)                                 when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights (other than under rule 3.1), of the Appointor as a Director; and

(e)                                  is entitled to reasonable travelling, hotel and other expenses incurred in attending meetings of the Board or committees of the Board or of the Company or while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company.

4.                                       POWERS OF THE BOARD

4.1                                 Powers generally

Except as otherwise required by the Law, any other applicable law, or this document (including rule 4.3), the Board has power to manage the business of the Company.

4.2                                 Exercise of powers

A power of the Board can be exercised only:

(a)                                  by resolution passed at a meeting of the Board or otherwise in accordance with rule 11; or

(b)                                 in accordance with a delegation of the power under rules 6 or 7.

4.3                                 Directions of Ultimate Holding Company

The Board and each Director must comply with, and must require and permit the employees of the Company to comply with, any direction about the business, affairs or property of the Company given by the Ultimate Holding Company, provided compliance would not result in a breach of the law.

4.4                                 Acting in interests of holding company

Each Director is authorised to act in the best interests of any holding company of the Company.  If a Director or the Board complies with a direction given under rule 4.3, the Director or Board is taken to have acted in the best interests of the relevant holding company.

4.5                                 Australian Prudential Regulation Authority

Notwithstanding rules 4.3 and 4.4, if the Board or a Director considers that any direction referred to in rule 4.3 or any authority referred to in rule 4.4 is prohibited by or inconsistent with any prudential standard, guidance note or direction of the Australian Prudential Regulation Authority (or its successors) applicable to the Ultimate Holding Company, the Board or Director may decline to follow that direction or exercise that authority.

5.                                       EXECUTING NEGOTIABLE INSTRUMENTS

5.1                                 Board’s powers

The Board must decide the manner (including the use of facsimile signatures if thought appropriate) by which negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company.  The Company may execute, accept, or endorse negotiable instruments only in the manner for the time being decided by the Board.

5.2                                 Delegation of powers

Nothing in rule 5.1 limits the Board’s ability to delegate its powers in accordance with rule 7.

6.                                       MANAGING DIRECTOR

6.1                                 Appointment and power of Managing Director

(a)                                  The Board may, with the Ultimate Holding Company’s approval, appoint 1 or more Directors to be a Managing Director either for a specified term or without specifying a term.

(b)                                 The Board may delegate any of the powers of the Board to a Managing Director:

(i)                                     on the terms and subject to any restrictions the Board decides; and

(ii)                                  so as to be concurrent with, or to the exclusion of, the powers of the Board.

(c)                                  The Board may revoke the delegation at any time.

6.2                                 Termination of appointment of Managing Director

The appointment of a Managing Director terminates if:

(a)                                  the Managing Director ceases for any reason to be a Director; or

(b)                                 the Board removes the Managing Director from that office (which, subject to any contract between the Company, or the Ultimate Holding Company, and the Managing Director, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

7.                                       DELEGATION OF BOARD POWERS

7.1                                 Delegation to committee or attorney

The Board may delegate any of its powers to:

(a)                                  a Director; or

(b)                                 a committee (which need not include a Director); or

(c)                                  any other person or persons; or

(d)                                 an attorney,

and may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.  This rule is supplemental to the Law.

7.2                                 Terms of delegation

A delegation of powers under rule 7.1 may be made:

(a)                                  for a specified period or without specifying a period; and

(b)                                 on the terms (including power to further delegate) and subject to any restrictions the Board decides.

Power exercised in accordance with a delegation of the Board is treated as exercised by the Board.

7.3                                 Powers of attorney

A power of attorney granted under rule 7.1 may contain any provisions for the protection and convenience of those who deal with the attorney that the Board thinks appropriate.

7.4                                 Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, so far as they can be (modified as necessary), governed by the rules of this document which regulate the meetings and proceedings of the Board.

8.                                       DIRECTORS’ DUTIES AND INTERESTS

8.1                                 Compliance with Law

Each Director must comply with the provisions of the Law concerning the duties of directors.

8.2                                 Scope of Directors’ duties

A Director is not disqualified by reason only of being a Director from:

(a)                                  holding any office or place of profit or employment (other than that of the Company’s auditor); or

(b)                                 being a member or creditor, of any corporation (including the Company) or partnership other than the auditor; or

(c)                                  entering into any agreement with the Company.

8.3                                 Declaration of interests

Each Director must comply with the provisions of the Law concerning disclosure of interests in matters relating to the affairs of the Company.

8.4                                 Director interested in a matter

Each Director must comply with the Law in relation to not being present, or voting, at a Board meeting that considers a matter in which the Director has a material personal interests.  Subject to the Law:

(a)                                  the Director may be counted in a quorum at a Board meeting that considers, and may vote on:

(i)                                     whether the Company enters into an agreement or proposed agreement; or

(ii)                                  any other matter,

(as the case may be) in which the Director has an interest;

(b)                                 the Company may enter into the agreement and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)                                  the Director may be counted in a quorum at a Board meeting which considers, and may vote on, matters involving the agreement or matter; and

(d)                                 if the disclosure is made before the agreement is entered into:

(i)                                     the Director may retain benefits under the agreement even though the Director has an interest in the agreement; and

(ii)                                  the Company cannot avoid the agreement merely because of the existence of the interest.

8.5                                 Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)                                  who fails to make a disclosure required by the Law or rule 8.3:

(b)                                 is present at, or is counted in a quorum for, a meeting that considers, votes on, or participates in the execution of, the agreement in breach of the Law.

9.                                       DIRECTORS’ REMUNERATION

9.1                                 Directors’ remuneration

Subject to any contract between a Director and the Company or the Ultimate Holding Company (and if the Company is a subsidiary of a Listed Corporation, to the Listing Rules), the Board may subject to the consent or any written direction of the Ultimate Holding Company fix each Director’s remuneration, if any, and that remuneration may consist of salary, bonuses, commission on profits or dividends, participation in profits, or any other elements.

If the Company is a subsidiary of a Listed Corporation, it must not pay Directors remuneration calculated as a commission on, or as a percentage of, profits or operating revenue.

9.2                                 Expenses of Directors

The Company may pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)                                  in attending meetings of the Company, the Board, or a committee of the Board;

(b)                                 on the business of the Company; or

(c)                                  in carrying out duties as a Director.

10.                                 OFFICERS’ INDEMNITY AND INSURANCE

10.1                           Indemnity

Subject to and so far as may be permitted under the Law, the Company may:

(a)                                  indemnify any officer or employee of the Company or any of its wholly-owned subsidiaries, or its auditor, against all Liabilities incurred as such an officer, employee or auditor to a person including a Liability incurred as a result of appointment or nomination by the Company or wholly-owned subsidiary as a trustee or as an officer or employee of another corporation;

(b)                                 make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

In this rule, “Liabilities” means liabilities of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

10.2                           Insurance

Subject to the Law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

10.3                           Former officers

Indemnity in favour of officers under rule 10.1 applies in respect of all acts done by a person while an officer of the Company even though the person is not an officer:

(a)                                  at the time the claim is made; or

(b)                                 at the date of adoption of this constitution.

11.                                 BOARD MEETINGS

11.1                           Convening Board meetings

(a)                                  A Director or the Secretary may at any time, and the Secretary must on request from a Director, convene a Board meeting.  The convenor must give reasonable notice to each Director and, if requested by a Director, his Alternate entitled to attend, but accidental failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

(b)                                 Each Director must notify to the Company an address in Australia or New Zealand, and may notify a fax number or electronic address, as the Director’s address to which notices of Board meetings and notices under rule 11.5 (a) are to be given.

(c)                                  A notice to a Director is taken to have been given upon it having been sent or delivered to any address notified under paragraph (b).

11.2                           Use of technology

(a)                                  Subject to the Law, a Board meeting may be held using any technology.  A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

(b)                                 If, before or during a meeting, any technical difficulty occurs where one or more Directors cease to participate, the chairman of the meeting may adjourn the meeting until the difficulty is remedied or may, where a quorum of Directors remains present, continue the meeting.

11.3                           Quorum

Unless the Board decides otherwise, the quorum for a Board meeting is 2 Directors and a quorum must be present for the whole meeting.  An Alternate who is also a Director or a person who is an Alternate for more than 1 Appointor may only be counted once toward a quorum.  A Director is treated as present at a meeting held by any technology if the Director is able to communicate with all others attending.  If a meeting is held in another way permitted by the Law, the Board must resolve the basis on which Directors are treated as present.

11.4                           Majority decisions

A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution.  The chairman of a Board meeting does not have a second or casting vote.  If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

11.5                           Written resolutions

If:

(a)                                  each Director, and (if any Director is unable to act as Director) each Alternate in respect of whom that Appointor has given notice under rule 3.1, is given a document setting out a proposed resolution; and

(b)                                 not less than:

(i)                                     two-thirds of the Directors who are entitled to vote on the resolution and are in Australia or New Zealand; or

(ii)                                  2 Directors,

(whichever is the greater number) state that they are in favour of the resolution by signing the document or otherwise indicate their approval of the resolution,

a Board resolution in those terms is passed at the time when the last of the Directors who constitute the requisite majority signs or otherwise indicates his or her approval.

11.6                           Additional provisions about written resolutions

For the purpose of rule 11.5:

(a)                                  a document may be given to a Director or Alternate by sending it to the place or address (including electronic address) notified by the Director or Alternate from time to time for the purposes of rule 11.1.

(b)                                 2 or more separate documents in identical terms, each of which is signed by 1 or more Directors, are treated as 1 document;

(c)                                  signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

(d)                                 signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity;

(e)                                  a telex, telegram, facsimile or electronic message containing the text of the document signed or expressed to have been signed by a Director and sent to the Company is a document signed by that Director at the time of its receipt by the Company; and

(f)                                    accidental failure to give notice of a document under rule 11.5, or non-receipt of such document by a Director, does not result in the resolution being invalid.

A reference to signature in this rule 11.6, includes a reference to approval being indicated in accordance with rule 11.5.

11.7                           Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

(a)                                  there was a defect in the appointment of the person; or

(b)                                 the person was disqualified from continuing in office, voting on the resolution or doing the thing done.

11.8                           Single Director Company

If the Company is a Single Director Company:

(a)                                  a written record of a decision to a particular effect made by the sole Director counts as the passing by the Director of a resolution to that effect and has effect as minutes of that resolution and rules 11.1 to 11.7 do not apply; and

(b)                                 the sole Director may exercise all the powers and discretions for the time being vested in or exercisable by the Board.

12.                                 MEETINGS OF MEMBERS

12.1                           Annual general meeting

The Company must hold an annual general meeting as required by the Law.

12.2                           Calling meetings of members

A meeting of members:

(a)                                  may be convened at any time by the Board or by a Director; and

(b)                                 must be convened by the Board when required by the Law or by an order made under the Law.

12.3                           Notice of meeting

Notice of a meeting of members must be given in accordance with the Law.  The notice of meeting must comply with the Law and may be given in any manner permitted by the Law.

12.4                           Short notice

Subject to the Law, a resolution may be proposed and passed at a meeting of which less than 21 days notice has been given if all the members entitled to attend and vote agree.

12.5                           Member present at meeting

(a)                                  A member that is a body corporate may appoint an individual to act as its representative at meetings of members as provided in the Law.

(b)                                 If a member has appointed a proxy or an attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

12.6                           Proxies and attorneys

(a)                                  A member of the Company who is entitled to attend and cast a vote at the meeting of the Company’s members may appoint a person as the member’s proxy or attorney to attend and vote for the person at the meeting.  The appointment may specify the proportion or number of votes that the proxy or attorney may exercise.

(b)                                 If the member is entitled to cast 2 or more votes at the meeting, the member may appoint 2 proxies.  If the member appoints 2 proxies and the proxy or attorney does not specify the proportion or number of the member’s votes each proxy may exercise half of the votes.  (Any fraction resulting from the application of the two preceding sentences is to be disregarded.)

(c)                                  The provisions of the Law with respect to proxies and the appointment of them apply.

12.7                           Quorum

The quorum for a meeting of members is:

(a)                                  if the company has 1 member, 1 member;

(b)                                 if the Company has 2-4 members, 2 members; and

(c)                                  if the Company has more than 4 members, at least 75% (rounded down) of the total number of members eligible to vote at the meeting,

each of whom has the right to be present, and to vote on at least 1 item of business to be considered, at the meeting.  Each individual present may only be counted once toward a quorum.  If a member has appointed more than 1 proxy or representative only 1 of them may be counted toward a quorum.

12.8                           Method of voting

Unless a poll is demanded in accordance with the Law or by the chairman before the show of hands is held, a resolution put to the vote at a members’ meeting must be decided on a show of hands.  Subject to the Law, and the terms on which shares are issued, a member at the meeting:

(a)                                  on a show of hands, has 1 vote; and

(b)                                 on a poll, has 1 vote for every share held.

The chairman of a members’ meeting does not have a second or casting vote.  If an equal number of votes is cast for and against a resolution the matter is decided in the negative.

13.                                 RESOLUTIONS WITHOUT MEETINGS

13.1                           Written resolutions

Subject to the Law, if the Company has only one member, it may pass a resolution without a general meeting being called or held by the member (or if the member is a corporation, its representative) recording the resolution and signing the record in accordance with the Law.

13.2                           Signature of resolutions

The Company may treat a document on which a facsimile or electronic signature appears, or which is otherwise acknowledged by a member in a manner satisfactory to the Board, as being signed by that member.

14.                                 SECRETARY

The Board may:

(a)                                  appoint 1 or more individuals to be a Secretary of the Company either for a specified term or without specifying a term; and

(b)                                 subject to any contract between the Company and the Secretary, remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

15.                                 MINUTES

15.1                           Minutes to be kept

The Board must cause minutes to be kept in accordance with the Law of:

(a)                                  proceedings and resolutions of the Board, each committee of the Board and the Company’s members and declarations made by a single Director; and

(b)                                 declarations made and notices given under rule 8.

16.                                 COMPANY SEALS

16.1                           Common seal

The Board:

(a)                                  may decide whether or not the Company has a common seal; and

(b)                                 is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under the Law.

16.2                           Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board (which authority may be given before or after the affixing of the seal).  The Board must not authorise the use of a seal that does not comply with the Law.

16.3                           Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)                                  by 2 Directors, or 1 Director and 1 Secretary; or

(b)                                 by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

17.                                 ACCOUNTS AND AUDIT

17.1                           Company to keep accounts

The Board must cause the Company to keep written financial records that:

(a)                                  correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)                                 would enable true and fair financial statements to be prepared and audited.

The Board must allow a Director and the auditor (if any) to inspect those records at all reasonable times.

17.2                           Financial reporting

If required by the Law, the Board must cause the Company to prepare a financial report and a Directors’ report that comply with the Law and must report to members in accordance with the Law no later than the deadline set by the Law.

17.3                           Audit

The Board must cause the Company’s financial report (if any) for each financial year to be audited and obtain an auditor’s report, unless it is not required to do so under the Law.  The eligibility, appointment, removal, remuneration, rights and duties of the auditor (if any) are regulated by the Law.

18.                                 SHARES

18.1                           Issue at discretion of Board

Subject to the Law, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of, unissued shares to any person on the terms, with the rights, and at the times the Board decides.

18.2                           Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed).  The rights attached to preference shares are:

(a)                                  unless other rights have been approved by special resolution of the Company, the rights set out in the schedule; or

(b)                                 the rights approved by special resolution of the Company as applicable to those shares.

19.                                 CERTIFICATES

The Company must issue a certificate of title to shares that complies with the Law and deliver it to the holder of those shares in accordance with the Law.

20.                                 PARTLY PAID SHARES

20.1                           Fixed instalments

If a share is issued on the terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due.  If the registered holder does not do so, rules 20.3 and 20.4 apply as if the registered holder had failed to pay a call.

20.2                           Classes of shares

The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares.  The Board may make different calls on different classes of shares.

20.3                           Forfeiture

At any time until a call is paid, the Board may give the relevant member a notice which requires the member to pay the amount called at a specified time and place.

If the requirements of the notice are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the call is paid.

The Company must promptly enter the forfeiture and its date in the Register.

20.4                           Disposal and re-issue of forfeited shares

A share forfeited under rule 20.3 immediately becomes the property of the Company and the Board, on behalf of the Company, may:

(a)                                  re-issue the share with or without any money paid on it by any former holder credited as paid; or

(b)                                 sell or otherwise dispose of the share, and execute and register a transfer of it,

to any person and on the terms it decides.

21.                                 DIVIDENDS

21.1                           Accumulation of reserves

Before paying any dividend to members, the Board may:

(a)                                  set aside out of profits of the Company reserves to be applied, in the Board’s discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)                                 carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)                                  do both.

21.2                           Dividends must be paid out of profits

(a)                                  The Company must not pay a dividend except out of profits of the Company (including profits previously set aside as a reserve).  The Company does not incur a debt merely by fixing the amount or time for payment of a dividend.  A debt arises only when the time fixed for payment arrives.  The decision to pay a dividend may be revoked by the Board at any time before then.

(b)                                 A resolution of the Board as to the amount of the Company’s profits and the amount of them available for dividend is conclusive.

21.3                           Payment of dividends

Subject to the Law, rules 21.2, and 21.4, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment.

21.4                           Amount of dividend

Subject to the terms of issue of shares:

(a)                                  the Company may pay a dividend on 1 class of shares to the exclusion of another class; and

(b)                                 each share of a class on which the Board resolves to pay a dividend carries the right to participate in the dividend in the same proportion as the amount for the time being paid on the share bears to the total issue price of the share.

21.5                           Dividends in kind

The Board may resolve to pay a dividend in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options.  If the Board satisfies a dividend by distribution of assets, the Board may:

(a)                                  fix the value of any asset distributed; and

(b)                                 vest an asset in trustees.

22.                                 TRANSFER OF SHARES

22.1                           Instrument of transfer

A member may transfer a share by a written document which:

(a)                                  shows the jurisdiction of incorporation of the Company;

(b)                                 relates only to shares of that class;

(c)                                  is executed both by the transferor and the transferee;

(d)                                 is a sufficient instrument of transfer of marketable securities (as defined in the Law) under the Law in any other form approved by the Board; and

(e)                                  marked with payment of any stamp or other duty payable on it.

The Company must not register a transfer that does not comply with this rule.

22.2                           Refusal to register transfer

The Board:

(a)                                  may, without giving any reason, refuse to register a transfer of shares; and

(b)                                 subject to the Law, must not register a transfer of shares in the Company to a subsidiary of the Company.

If the Board refuses to register a transfer, the Company must give the transferee notice of the refusal within 2 months after the date on which the transfer was delivered to it.

22.3                           Transferor remains holder until transfer registered

The transferor of a share remains the holder of it until the transfer is registered and the name of the transferee is entered in the Register in respect of it.

23.                                 SHARE CAPITAL

23.1                           Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to members.  Subject to the terms of issue of shares, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

23.2                           Conversion of shares

Subject to the Law and rules 18.2 and 23.4, the Company may by resolution passed at a meeting of members convert:

(a)                                  shares into a larger or smaller number of shares;

(b)                                 an ordinary share into a preference share; and

(c)                                  a preference share into an ordinary share.

23.3                           Reduction of capital

The Company may reduce its share capital:

(a)                                  by reduction of capital in accordance with the Law;

(b)                                 by buying back shares in accordance with the Law; or

(c)                                  in any other way for the time being permitted by the Law.

23.4                           Variation of rights

If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to the Law) be varied or cancelled only:

(a)                                  with the written consent of the holders of a majority of the issued shares of the class affected; or

(b)                                 by ordinary resolution passed at a meeting of the holders of the issued shares of the class affected.

Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

24.                                 WINDING UP

24.1                           Entitlement of members

Subject to the terms of issue of shares and this rule 24.1, the surplus assets of the Company remaining after payment of its debts are divisible among the members in proportion to the number of fully paid shares held by them and, for this purpose, a partly paid share is counted as a fraction of a fully paid share equal to the proportion which the amount paid on it bears to the total issue price of the share.

24.2                           Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(a)                                  divide the assets of the Company among the members in kind and, for that purpose, fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and;

(b)                                 vest assets of the Company in trustees on any trusts for the benefit of the members the liquidator thinks appropriate.

24.3                           No distribution of liabilities

The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

24.4                           Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 24.2 which is not in accordance with the legal rights of the contributories (as defined in the Law), any contributory who would be prejudiced by it has a right to dissent and ancillary rights as if that decision were a special resolution passed under the Law.

25.                                 NOTICES

25.1                           Notices by Company

Unless this constitution provides otherwise, a notice is properly given by the Company to a person, or by the Ultimate Holding Company to the Company, if it is in writing signed on behalf of the Company or the Ultimate Holding Company (as the case requires and by original or printed signature) and either left at the addressee’s address or sent to the addressee by mail, fax or electronic message.

The notice is taken to have been received:

(a)                                  if delivered personally or sent by fax or electronic message:

(i)                                     by 5.00 p.m. (local time in the place of receipt) on a business day - on that day; or

(ii)                                  after 5.00 p.m. (local time in the place of receipt) on a business day, or on a day that is not a business day - on the next business day; and

(b)                                 if sent by mail:

(i)                                     within Australia - on the next business day after posting; or

(ii)                                  otherwise - on the seventh day after posting.

A certificate in writing, signed by a Director or Secretary of the Company stating that a notice was sent, is conclusive evidence of service.

25.2                           Business days

For the purposes of rule 25.1, a business day is a day that is not a Saturday, Sunday or public holiday in the place to which the notice is sent.

SCHEDULE

Terms of issue of preference shares

1.                                       Definitions

The following definitions apply in relation to a preference share issued under rule 18.2(a).

“Dividend Amount” for any Dividend Period means the amount calculated as

DA =	DR x N
365

where:

DA = Dividend Amount;

DR = Dividend Rate; and

N = number of days in the relevant Dividend Period.

“Dividend Date” means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

“Dividend Period” means:

(a)                                  the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

(b)                                 the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

(c)                                  the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

“Dividend Rate” means the rate specified in the Issue Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

“franked dividend” has the meaning given to that term by section 160APA of the Tax Act.

“Issue Date” means the date on which the share is issued.

“Issue Resolution” means the resolution passed under clause 2 of this schedule.

“redeemable preference share” means a preference share which the Issue Resolution specifies is liable to be redeemed:

(a)                                  at a fixed time or on the happening of a particular event;

(b)                                 at the Company’s option; or

(c)                                  at the holder’s option.

“Redemption Amount” in relation to a redeemable preference share means the amount specified in the Issue Resolution to be payable on redemption of that share.

“Redemption Date” in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

“Tax Act” means the Income Tax Assessment Act 1936, the Income Tax Assessment Act 1997, or both, as applicable.

2.                                       Issue Resolution

If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

(a)                                  the issue price of the preference share;

(b)                                 the Dividend Date;

(c)                                  the Dividend Rate;

(d)                                 whether dividends are cumulative or non-cumulative;

(e)                                  the priority with respect to payment of dividends and repayment of capital over other classes of shares;

(f)                                    whether the share is a redeemable preference share or not, and if so:

(i)                                     the Redemption Amount; and

(ii)                                  if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a franked dividend or must not be a franked dividend.

3.                                       Franked dividends

If the Issue Resolution specifies that the dividend on preference shares must be a franked dividend, it may also specify:

(a)                                  the extent to which the dividend must be franked (within the meaning of the Tax Act); and

(b)                                 the consequences of the dividend not being franked, which may include an increase of the dividend by the amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.                                       Dividend entitlement

The holder of a preference share is entitled to be paid on each Dividend Date, in priority to any payment of dividend on any other class of shares, a preferential dividend of the Dividend Amount for the Dividend Period ending on the day before that Dividend Date.  The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non-cumulative.

5.                                       Priority on winding up

The holder of a preference share is entitled, on a winding up of the Company, to payment in cash of:

(a)                                  the amount then paid up on it; and

(b)                                 if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

in priority to any payment to the holders of ordinary shares and any other class of preference share over which the relevant Issue Resolutions and rights conferred under rule 18.2(b) give it priority, but has no right to participate in surplus assets and profits of the Company or to vote on a winding up.

6.                                       Voting

The holder of a preference share has no right to vote at any meeting of members of the Company except:

(a)                                  if the Issue Resolution states that dividends are cumulative, during a period during which a dividend on the share is in arrears; and

(b)                                 if approval of preference shareholders is required under the Law:

(i)                                     on a proposal to reduce the Company’s share capital; or

(ii)                                  on a resolution to approve the terms of a buy-back agreement,

on that proposal or resolution; and

(c)                                  on a proposal that affects rights attached to the share.

7.                                       Notices and financial reports

The Company must give the holder of a preference share notice of each meeting of members in accordance with rule 12 and send the holder financial reports in accordance with rule 17.2.

8.                                       Redemption of redeemable preference shares

Subject to the Law, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing.  If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 25.1(b) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque.  If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with the law relating to unclaimed money in the Company’s jurisdiction of registration.

9.                                       Equal ranking issues

Subject to the terms of issue of any particular class of preference share (the existing preference share), the issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference share is the same as or different from that applicable to that existing preference share.